UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2022

WisdomTree Investments, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-10932
Delaware		13-3487784
(State or other jurisdiction of incorporation)		(IRS Employer Identification No.)

250 West 34th Street

3rd Floor

New York, NY 10119

(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WETF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification To Rights of Security Holders.

The information set forth in Item 5.03 below is incorporated by reference herein in response to this Item.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2022, at the 2022 Annual Meeting of Stockholders (“2022 Annual Meeting”) of WisdomTree Investments, Inc. (the “Company”), the Company’s stockholders approved the 2022 Equity Plan (the “2022 Plan”). Additional details about the 2022 Plan are set forth in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission (“SEC”) on June 10, 2022 (the “Proxy Statement”). The foregoing description is qualified in its entirety by the full text of the 2022 Plan which is set forth in Appendix B to the Proxy Statement and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 15, 2022, at the 2022 Annual Meeting, the Company’s stockholders approved (1) an amendment to Article V of the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to phase out the classification of the Board of Directors over a two-year period commencing at the 2022 Annual Meeting (the “Declassification Amendment”); and (2) an amendment to Article IV of the Company’s Charter to increase the Company’s number of shares of authorized common stock, par value $0.01 per share, from 250,000,000 shares to 400,000,000 shares and the corresponding increase in the total number of authorized shares of capital stock the Company may issue from 252,000,000 shares to 402,000,000 shares (the “Authorized Shares Amendment”).

The Declassification Amendment and the Authorized Shares Amendment, and the respective reasons therefor, are described in the Proxy Statement and are incorporated herein by reference.

On July 15, 2022, the Company filed two separate Certificates of Amendment to the Company’s Charter with the Delaware Secretary of State implementing each of (1) the Declassification Amendment and (2) the Authorized Shares Amendment. Certificates of Amendment implementing each of the Declassification Amendment and the Authorized Shares Amendment are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and each are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 15, 2022, the Company held its 2022 Annual Meeting. A total of 134,947,682 shares of the Company’s common stock were present or represented by proxy at the 2022 Annual Meeting, representing approximately 92.1% of the total outstanding common stock. At the 2022 Annual Meeting, the stockholders voted on the following six proposals and cast their votes as described below.

1.	The Company’s stockholders approved an amendment to Article V of the Company’s Charter to declassify the Company’s Board of Directors.

FOR	% VOTED FOR(1)	AGAINST	ABSTAIN	BROKER NON-VOTES
127,505,390	87.02%	113,385	50,787	7,278,120

2.

The Company’s stockholders elected the following three nominees as Class II members to the Board of Directors of the Company to hold office until the 2023 annual meeting of stockholders and until their respective successors have been duly elected and qualified.

NAME	FOR	% VOTED FOR(2)	AGAINST	ABSTAIN	BROKER NON-VOTES
LYNN S. BLAKE	127,203,887	99.67%	408,612	57,063	7,278,120
SUSAN COSGROVE	126,606,870	99.21%	1,006,778	55,914	7,278,120
WIN NEUGER	122,804,266	96.19%	4,854,277	11,019	7,278,120

3.	The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

FOR	% VOTED FOR(2)	AGAINST	ABSTAIN	BROKER NON-VOTES
134,707,606	99.84%	206,633	33,443	—

4.

The Company’s stockholders approved an amendment to Article IV of the Company’s Charter to increase the Company’s authorized common stock from 250,000,000 shares to 400,000,000 shares and the corresponding increase in the total number of authorized shares of capital stock the Company may issue from 252,000,000 shares to 402,000,000 shares.

FOR	% VOTED FOR(1)	AGAINST	ABSTAIN	BROKER NON-VOTES
132,722,097	90.58%	2,205,358	20,227	—

5.	The Company’s stockholders approved a non-binding, advisory resolution on the compensation of the Company’s named executive officers.

FOR	% VOTED FOR(2)	AGAINST	ABSTAIN	BROKER NON-VOTES
115,738,796	90.68%	11,882,602	48,164	7,278,120

6.	The Company’s stockholders approved the Company’s 2022 Plan.

FOR	% VOTED FOR(2)	AGAINST	ABSTAIN	BROKER NON-VOTES
122,506,204	95.99%	5,116,437	46,921	7,278,120

(1)	“% VOTED FOR” reported for proposal nos. 1 and 4 is the percentage of the Company’s outstanding common stock voted “for” each respective proposal.

(2)	“% VOTED FOR” reported for proposal nos. 2, 3, 5 and 6 is the percentage of votes cast “for” each respective proposal.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (Declassification of Board of Directors).

Exhibit 3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (Increase in Authorized Shares).

Exhibit 10.1	WisdomTree Investments, Inc. 2022 Equity Plan (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement (Schedule 14A) filed with the SEC on June 10, 2022).

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISDOMTREE INVESTMENTS, INC.

Date: July 20, 2022	By:	/s/ Marci Frankenthaler
Marci Frankenthaler
Chief Legal Officer

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